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                                                                       Exhibit D

                         INVESTMENT ADVISORY AGREEMENT
                         -----------------------------


                                UAM FUNDS TRUST

                          PR MID CAP GROWTH PORTFOLIO



     AGREEMENT made this   day of       , 1998 by and between UAM Funds Trust, a

Delaware business trust (the "Fund"), and Pell Rudman Trust Company, N.A.  a nationally chartered trust company (the "Adviser").



     1.   DUTIES OF ADVISER.  The Fund hereby appoints the Adviser to act as investment adviser to the Fund's PR Mid Cap Growth Portfolio (the "Portfolio")

for the period and on such terms as set forth in this Agreement.  The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Portfolio, to continuously review, supervise and administer the investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be held uninvested, to provide the Fund with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the

Fund's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of

Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Portfolio's prospectus and applicable laws and regulations. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.



     2.   PORTFOLIO TRANSACTIONS.  The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities of the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein.

Subject to policies established by the Board of Trustees of the Fund, the

Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the

Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services



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provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund.

The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.



     3.   COMPENSATION OF THE ADVISER.  For the services to be rendered by the

Adviser as provided in Section 1 of this Agreement, the Fund shall pay to the

Adviser in monthly installments, an advisory fee calculated by applying the following annual percentage rate to the Portfolio's average daily net assets for

the month:   1.00% of net assets;



     In the event of termination of this Agreement, the fee provided in this

Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal month as a percentage of the total number of days in such month.



     4.   OTHER SERVICES.  At the request of the Fund, the Adviser in its discretion may make available to the Fund office facilities, equipment,

personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Fund at the Adviser's cost.



     5.   REPORTS.  The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.



     6.   STATUS OF ADVISER.  The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby.



     7.   LIABILITY OF ADVISER.  In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the




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period and the amount set forth in Section 36(b)(3) of the Investment Company

Act of 1940, as amended ("1940 Act"), the Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of,

or connected with, rendering services hereunder including, without limitation,

for any losses that may be sustained in connection with the purchase, holding,

redemption or sale of any security on behalf of the Portfolio.



     8.   PERMISSIBLE INTERESTS.  Subject to and in accordance with the Articles of Incorporation of the Fund and the Articles of Incorporation of the Adviser,

Trustees, officers, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as Directors, officers, agents,

shareholders or otherwise; Directors, officers, agents and shareholders of the

Adviser are or may be interested in the Fund as Trustees, officers, agents,

shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise; and the effect of any such interrelationships shall be governed by said Articles of Incorporation and the provisions of the 1940 Act.



     9.   DURATION AND TERMINATION.  This Agreement, unless sooner terminated as

provided herein, shall continue until the earlier of       , 2000 or the date of

the first annual or special meeting of the shareholders of the Portfolio and, if approved by a majority of the outstanding voting securities of the Portfolio,

thereafter shall continue for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this

Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of

Trustees of the Fund or (c) by vote of a majority of the outstanding voting securities of the Portfolio; provided however, that if the shareholders of the
                             ----------------

Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and rules thereunder.  This Agreement may be terminated by the

Portfolio at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the

Adviser.  This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund.  This

Agreement will automatically and immediately terminate in the





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event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.



     As used in this Section 9, the terms "assignment", "interested persons",

and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section

2(a)(42) of the 1940 Act.



     10.  AMENDMENT OF AGREEMENT.  This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) for changes or amendments requiring shareholder approval pursuant to the 1940 Act or other applicable law, by vote of a majority of the outstanding voting securities of the Portfolio.



     11.  SEVERABILITY.  If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be

executed as of this      day of       , 1998.
                   ------      -------


PELL RUDMAN TRUST COMPANY, N.A.         UAM FUNDS TRUST



By__________________________            By__________________________
[Name]                                  Norton H. Reamer
[Title]                                 President and Chairman of the Board